SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	March 7, 2003
Date of Earliest Event Reported	March 7, 2003

CoVest Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-20160	36-3820609
(Commission File Number)	(I.R.S. Employer Identification Number)

749 Lee Street, Des Plaines, Illinois	60016
(Address of principal executive offices)	(Zip Code)

(847) 294-6500
(Registrant’s telephone number, including area code)

SIGNATURES
Press Release dated 3/7/03
Letter to Stockholders dated 3/7/03

Item 5. Other Events.

     On March 7, 2003, CoVest Bancshares, Inc. (the “Company”) issued a press release announcing that it has cancelled its special stockholders’ meeting scheduled for March 17, 2003, to approve the proposed acquisition of the Company by Midwest Banc Holdings, Inc. Additionally, the Company mailed a letter, dated March 7, 2003, to the stockholders of record on January 21, 2003, the record date of the special meeting, informing the stockholders of the cancellation.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

2.1	Press release dated March 7, 2003

99.1	Letter to stockholders dated March 7, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2003	COVEST BANCSHARES, INC.

	By:	/s/ James L. Roberts

James L. Roberts
President and Chief Executive Officer

	By:	/s/ Paul A. Larsen

Paul A. Larsen
Executive Vice President and
Chief Financial Officer

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